News Release

Contact:
Jen Hartmann
Director, Public Relations
HartmannJenniferA@JohnDeere.com

Deere & Company Raises Dividend 17 Percent

MOLINE, IL (August 25, 2021) –The Deere & Company (NYSE: DE) Board of Directors today declared an increased quarterly dividend of $1.05 per share on the company’s common stock. The dividend is payable November 8, 2021, to stockholders of record on September 30, 2021.

The new quarterly rate represents an additional 15 cents per share over the previous level – an increase of approximately 17 percent.

"The latest increase in our quarterly dividend is a reflection of Deere's recent strong performance and the success of our new strategy and operating model,” said John C. May, chairman and chief executive officer. “It also shows our confidence in the company's future direction."

Safe Harbor Statement

Certain statements in this release regarding future events and future financial performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties. Actual results may differ materially from those contemplated (expressed or implied) by such forward-looking statements, because of, among other things, the risks and uncertainties related to COVID and the risk factors identified under the heading "Risk Factors" and under the heading "Safe Harbor Statement" in the Company's "Management's Discussion and Analysis" section of the Company's most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.